Exhibit 10.2

INDEMNIFICATION AGREEMENT

         AGREEMENT effective as of [DATE] (the “Effective Date”), between EMC Corporation, a Massachusetts corporation (the “Company”), and [NAME] (the “Indemnitee”).

         WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available; and

         WHEREAS, the Indemnitee is a director or officer of the Company; and

         WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment; and

         WHEREAS, as of the Effective Date the Company is subject to the provisions of the new Massachusetts Business Corporation Act (the “Act”); and

         WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability in order to enhance the Indemnitee’s continued service to the Company in an effective manner, and in part to provide the Indemnitee with specific contractual assurance that all protections permitted by the Act will be available to the Indemnitee, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement; and

         WHEREAS, the Board of Directors of the Company wishes to provide the Indemnitee with rights to indemnification to the fullest extent permitted by the Act and as set forth in this Agreement and has approved this agreement for the purposes of the Act, including for the purpose of obligating the Company in advance of any act or omission giving rise to a proceeding to provide indemnification;

         NOW, THEREFORE, in consideration of the premises and of the Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.    Basic Indemnification Arrangement.

         (a)    In accordance with the provisions of the Act, the Company shall, to the extent legally permissible, indemnify the Indemnitee against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and attorneys’ fees or other costs paid or incurred by the Indemnitee in connection with the defense or disposition of any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, in which the Indemnitee may be involved or with which the Indemnitee was, is or is threatened to be made, while in office or thereafter, a defendant or respondent by reason of the Indemnitee being or having been a director of the Company.

         (b)    If so requested by the Indemnitee, the Company shall advance (within five business days of such request) any and all expenses, including attorneys’ fees or other costs, paid or incurred by the Indemnitee in connection with the defense or disposition of any such action, suit or other proceeding (“Expenses”), to the Indemnitee (an “Expense Advance”) upon receipt by the Company of (i) a written affirmation of the Indemnitee’s good faith belief that he has met the relevant standard of conduct described in the Act or any successor provision of Massachusetts law or that the proceeding involves conduct for which liability has been eliminated under a provision of the Company’s restated articles of organization, as amended, as authorized by the Act or any successor provision of Massachusetts law, and (ii) a written undertaking by the Indemnitee to repay the Expense Advance if it is ultimately determined that the Indemnitee is not entitled to indemnification in accordance with the provisions of the Act or any successor thereto.

     2.    Other Expenses. The Company shall be liable to and shall pay the Indemnitee for any and all expenses (including attorneys’ fees) which are incurred by the Indemnitee in connection with any action brought by the Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-law now or hereafter in effect relating to indemnification and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be. If requested by the Indemnitee, the Company shall promptly advance (but in no event more than five business days after receiving such request) any such expenses to the Indemnitee.

     3.    Partial Indemnity, Etc. If the Indemnitee is entitled under any provision of this Agreement to indemnification or payment by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of any threatened, pending or completed action, suit or proceeding but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify or pay the Indemnitee for the portion thereof to which the Indemnitee is entitled.

     4.    Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Company’s By-Laws or the Act or otherwise. To the extent that a change in the Act (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s By-Laws or this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

     5.    Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

     6.    Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     7.    Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

     8.    No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee in connection with any threatened, pending or completed action, suit or proceeding to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

     9.    Notice. All notices, requests, consents or other communications under this Agreement shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by overnight prepaid courier, or by facsimile (receipt confirmed) to:

if to the Company:	EMC Corporation 176 South Street Hopkinton, MA 01748 Attention: Office of the General Counsel Facsimile: (508) 497-6915

if to the Indemnitee:	[NAME ADDRESS]

All such notices, requests, consents and other communications shall be deemed to have been duly delivered and received three (3) days following the date on which mailed, or one (1) day following the date mailed if sent by overnight courier, or on the date on which delivery by hand or by facsimile transmission.

     10.    Binding Effect, Etc. This Agreement shall be effective as of the Effective Date and shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request.

     11.    Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

     12.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

EMC CORPORATION
By:
Name:
Title:

[NAME]

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